NAME OF REGISTRANT:
FRANKLIN GOLD AND PRECIOUS METALS FUND
FILE NO. 811-01700

EXHIBIT 77Q(A): Copies of any material amendments to the registrant's charter or by-laws




                          AMENDMENT DATED JUNE 21, 2005
                            TO THE AMENDED BY-LAWS OF

                     FRANKLIN GOLD AND PRECIOUS METALS FUND
                                  (THE "TRUST")

WHEREAS, Article IX, Section 9.02 of the By-Laws provides that the By-Laws may be amended by the Board of Trustees; and

WHEREAS, by resolution dated June 21, 2005, the Board of Trustees authorized the By-Laws to be amended as set forth below;

NOW, THEREFORE, Article III, Section 3.02 of the By-Laws of the Trust is hereby amended to read as follows:

         Section 2. NUMBER OF TRUSTEES. The number of Trustees constituting the Board of Trustees shall, within the limits specified in the Agreement and Declaration of Trust of the Trust, be fixed from time to time by resolutions of the Board of Trustees.

Adopted and approved as of June 21, 2005 pursuant to authority delegated by the Board of Trustees.

/s/ STEVEN J. GRAY
------------------------
 [Signature]

  STEVEN J. GRAY
------------------------
 [Name]

  ASSISTANT SECRETARY
------------------------
 [Title]





                          AMENDMENT DATED MAY 12, 2004
                                TO THE BYLAWS OF
                     FRANKLIN GOLD AND PRECIOUS METALS FUND
                                  (THE "TRUST")

WHEREAS, Article IX, Section 9.02 of the Bylaws provides that the Bylaws may be amended by the Board of Trustees; and

WHEREAS, by resolution dated May 12, 2004, the Board of Trustees unanimously authorized the Bylaws to be amended as set forth below.

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. The first sentence of Article V, Section 5.01 is replaced in its entirety as follows:

     The officers of the Trust shall be a Chief Executive Officer - Investment Management, a Chief Executive Officer - Finance and Administration, a President, a Secretary, a Chief Financial Officer and Chief Accounting Officer, and a Treasurer.

2. Article V, Section 5.10 is removed and the remaining Sections of Article V are renumbered accordingly.

3. The following sections are added to Article V:

         Section 5.12. CHIEF FINANCIAL OFFICER AND CHIEF ACCOUNTING OFFICER. The Chief Financial Officer and Chief Accounting Officer shall, whenever required by the Board of Trustees, render or cause to be rendered financial statements of the Trust; supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; provide assistance to the Audit Committee of the Board and report to such Committee as necessary; be designated as principal accounting officer/principal financial officer for purposes of ss. 32 of the 1940 Act, ss. 302 of the Sarbanes Oxley Act of 2002 and ss. 6 of the Securities Act of 1933; shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust (and every series and class thereof), including accounts of assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings and shares; shall have the power and authority to perform the duties usually incident of his office and those duties as may be assigned to him from time to time by the Board; and shall render to the Chief Executive Officer - - Finance and Administration and the Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and Chief Accounting Officer and of the financial condition of the Trust.

         Section 5.13. TREASURER. The Treasurer shall be responsible for the general supervision over the care and custody of the funds, securities, and other valuable effects of the Trust and shall deposit the same or cause the same to be deposited in the name of the Trust in such depositories as the Board of Trustees may designate; shall disburse the funds of the Trust as may be ordered by the Board of Trustees; shall have supervision over the accounts of all receipts and disbursements of the Trust; disburse the funds of the Trust; shall have the power and authority to perform the duties usually incident of his office and those duties as may be assigned to him from time to time by the Board or by the Chief Financial Officer and Chief Accounting Officer; and shall render to the Chief Financial Officer and Chief Accounting Officer and the Board, whenever they request it, an account of all of his transactions as Treasurer.

Adopted and approved as of May 12, 2004 pursuant to authority delegated by the Board of Trustees.

/s/ STEVEN J. GRAY
---------------------------
 [Signature]

  STEVEN J. GRAY
---------------------------
 [Name]

  ASSISTANT SECRETARY
---------------------------
 [Title]